Exhibit 99.1

N        E        W        S                         R        E        L        E         A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL ANNOUNCES

EARNINGS PER DILUTED SHARE GROWTH GOALS

Jacksonville, Florida (May 7, 2008) – PSS World Medical, Inc. (NASDAQ GS:PSSI) today announced its earnings per diluted share growth goals for fiscal years 2009, 2010 and 2011. The following earnings per diluted share growth goals are calculated based on fiscal year 2008 operating earnings of $0.82 per diluted share, excluding a $0.04 per diluted share gain on the sale of a securities investment. The Company reported GAAP earnings per diluted share of $0.86 in fiscal year 2008.

	Fiscal Year 2009 Goals	Fiscal Year 2010 Goals	Fiscal Year 2011 Goals
Consolidated Annual EPS
Growth Rate Goals	15% - 17%	20% - 22%	18% - 20%
Consolidated EPS Goals	$0.94 - $0.96	$1.14 - $1.16	$1.36 - $1.38

Fiscal years 2009 and 2011 will have 253 sales days and fiscal year 2010 will have 258 sales days.

The Company will host an annual investor day meeting on May 22, 2008 in Boston to highlight strategies, investments and tactics that form the foundation of its earnings per diluted share goals for fiscal years 2009, 2010 and 2011. A live webcast of the event will be available on the Company’s website, www.pssworldmedical.com. In addition to the live broadcast, an online replay will be available approximately an hour following its conclusion. A link to these events can be found on the Company’s website or at www.opencompany.info.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release, related exhibits and tables, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.

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PSSI Announces EPS Growth Expectations

May 7, 2008

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS for the both the consolidated company and for each of its businesses in fiscal years 2009, 2010 and 2011. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the introduction of new products and services offered by us and our competitors; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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